Exhibit 10.6

TAILORED BRANDS, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

I INTRODUCTION

1.1 Purposes. The purposes of the Tailored Brands, Inc. Amended and Restated 2021 Equity Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining highly qualified officers and employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean a Participant’s (i) conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Company or its Subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, or embezzlement; (ii) willful failure to perform his or her material job functions (other than any such failure resulting from the Participant’s Disability) that continues after written notice from the Company; or (iii) material breach of any agreement with the Company, the Company’s then current Code of Ethics and Business Conduct, and/or any other written policy referenced therein; provided, however, that with respect to (iii) above, any determination of “Cause” may not be made until the Participant has been given written notice detailing the specific Cause event and a period of ten (10) days following receipt of such notice to cure such event (if susceptible to cure).

“Certificate of Designations” has the meaning set forth in the definition of “Preferred Stock”.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, provided that if no such committee exists or has been appointed, then the full Board shall serve as the Committee.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Tailored Brands, Inc., a corporation organized under the laws of the State of Delaware, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

“Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.

“Fair Market Value” shall mean (i) the closing transaction price of a share of Common Stock as reported on the principal national stock exchange, if any, on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; and (ii) if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by such procedures as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and (to the extent applicable) in compliance with Section 409A of the Code. For the avoidance of doubt, any such determination of the Fair Market Value, except in the case of a Sale of the Company, shall estimate equity value on a public-market basis and will exclude any discounts due to lack of marketability, minority-voting status or lack of liquidity.

“Good Reason” shall mean (i) a significant diminution in the scope of a Participant’s duties or authority that is inconsistent with the Participant’s position; or (ii) a significant reduction in a Participant’s annual base salary; provided that, for purposes of the foregoing a 20% change or greater shall be deemed “significant”; provided that, a Participant shall be deemed not to have Good Reason unless (A) the Participant has provided the Company with 30 days advance written notice of his or her intention to terminate for Good Reason and the Company has failed to cure the event or condition in such 30 day period and (B) the Participant resigns no later than 90 days following the occurrence of the condition or event.

“Initial Public Offering” shall mean (a) the consummation of an initial underwritten public offering of common stock on a firm commitment basis with a nationally recognized investment bank pursuant to an effective registration statement filed under the Securities Act (or direct listing of common stock that is registered under the Securities Act) and that results in such common stock being listed on (i) the New York Stock Exchange or the Nasdaq Stock Market or (ii) such other similar nationally or internationally recognized public securities exchange agreed in writing by the Board.

“Participant” means directors, officers, employees and other service providers of the Company and its Subsidiaries to whom an award is granted, for as long as the award remains outstanding.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which must be satisfied or met during the applicable Restriction Period or Performance Period, in the case of a Restricted Stock Unit Award, in order for the holder to vest in the right to receive shares of Common Stock subject to such award or an equivalent cash payment or other consideration with respect to such award. The Performance Measures may include one or more business or individual performance criteria, and may relate to the Company, on a consolidated or individual basis, and/or to specified Subsidiaries, business or geographical units or operating areas of the Company. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee, in its good faith discretion, may provide that achievement of the applicable Performance Measures may be amended or adjusted to exclude unusual items or other sources of inappropriate distortion. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish from time to time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity.

“Preferred Stock” means the Series A Mandatory Convertible Preferred Stock issued pursuant to the Certificate of Designations of Series A Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 29, 2024 (the “Certificate of Designations”).

“Recyclable Award” means a Restricted Stock Unit Award subject to Performance Measures for which the underlying shares of Common Stock shall again be available under this Plan to the extent that such shares of Common Stock are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Restricted Stock Unit Award.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“Sale of the Company” shall be deemed to occur on the earliest of (a) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than the Company or one of its Subsidiaries or employee benefit plans), in one or more transactions, such that the holders of Voting Stock (as defined below) immediately prior to such acquisition now hold less than 50% of the Voting Stock, as a result of such acquisition, provided that, if (i) Silver Point (as defined in the Stockholders’ Agreement) (“SPC”) holds a majority of the Company’s Voting Stock immediately prior to such acquisition, (ii) following the completion of such acquisition, SPC still retains a majority of the pro rata value of its pre-acquisition Voting Stock investment in the form of voting equity securities in the post-acquisition company (“Newco Equity Securities”), and (iii) pursuant to the acquisition, all of a Participant’s unvested Restricted Stock Units continue to be, or are exchanged for, the same form of Newco Equity Securities to be held by SPC post-acquisition, valuing the Participant’s unvested Restricted Stock Units in good faith and without discounts (as if such Restricted Stock Units had been fully vested prior to such acquisition), then a Sale of the Company shall be deemed not to occur (an “SPC Non-Sale Transaction”), and instead, any unvested Restricted Stock Units shall be subject to Double Trigger Vesting (as defined below) with respect to time-based vesting conditions; (b) the completion by any entity, person, or group (other than the Company or one of its subsidiaries or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company other than an SPC Non-Sale Transaction; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Stock of the surviving or resulting corporation immediately after such merger or consolidation, or (2) a transfer or sale of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 50% of the Voting Stock in each case, other than an SPC Non-Sale Transaction; or (d) a “Sale Event” as defined under the Certificate of Designations other than an SPC Non-Sale Transaction. For the avoidance of doubt, an Initial Public Offering shall not be a Sale of the Company. “Voting Stock” includes (i) the outstanding capital stock of the Company entitled to vote for the election of directors and/or on major corporate decisions (including Preferred Stock, where such voting power is calculated pursuant to Section 5 of the Certificate of Designations), and (ii) any capital stock issuable upon the exercise or conversion of any instrument that converts into capital stock entitled to vote for the election of directors and/or on major corporate decisions. “Double Trigger Vesting” means that, in the case of a completed acquisition as described in the clause above where a Sale of the Company is deemed not to occur because it constitutes an SPC Non-Sale Transaction, a Participant’s Restricted Stock Units will continue to vest with respect to the time-based and performance-based vesting conditions specified in such Participant’s Agreement and subject to the terms of this Plan, provided, however, that if, if within the twelve (12) month period immediately following the consummation of an SPC Non-Sale Transaction and prior to the completion of the specified vesting period pertaining to Participant’s Restricted Stock Unit grant, Participant’s employment with the Company is terminated for any reason other than a termination with Cause or resignation without Good Reason, then all of Participant’s unvested Restricted Stock Units shall vest in full with respect to Participant’s time-based vesting conditions (including any requirements that the Participant must remain in the continued employment of the Company or its Subsidiaries) immediately prior to such termination of service. For the avoidance of doubt, Double Trigger Vesting applies only to the time-based and continued-employment-based vesting conditions included in a Participant’s Agreement and does not affect the satisfaction of other specified conditions, including the attainment of equity value thresholds or other Performance Measures required by an Agreement for eligibility to earn performance-vesting units and/or bonus units.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Stock Award” shall mean a Restricted Stock Unit Award.

“Stockholders Agreement” shall mean the Second Amended and Restated Stockholders’ Agreement of Tailored Brands, Inc., dated as of March 29, 2024, as amended from time to time.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 3.6.

1.3 Administration.

(a) Authority of Committee. This Plan shall be administered by the Committee, except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Stock Awards may be made under the Plan to eligible persons; provided, however, that the Committee may also authorize the grants of stock options and other equity incentive awards subject to the terms of the applicable Agreement. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Restricted Stock Units, the time and conditions of settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (ii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iii) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities.

(b) Delegation. The Committee, acting by written resolution, may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other applicable employee of the Company as the Committee deems appropriate; provided, that, to the extent applicable, the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other applicable employee of the Company with regard to grants of awards to any individual to whom such authority has been delegated. Further, notwithstanding any other provisions to the contrary, the termination of any authority delegated pursuant to this Section 1.3(b) shall not constitute Good Reason.

(c) Indemnification. To the extent permitted under applicable law, no member of the Board or Committee, and neither the Chief Executive Officer nor any other applicable employee to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other applicable employee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, expense or liability (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s certificate of incorporation and/or by-laws) and/or under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. The Committee, in its sole discretion, may select Participants from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an affiliate of the Company. The Committee shall determine the extent to which a Participant shall be considered employed during an approved leave of absence.

1.5 Shares Available.

(a) Share Reserve. Subject to adjustment as provided in Section 3.8 and to all other limits set forth in this Plan, 8,404,027 shares of Common Stock were available for awards under the Original Plan as of immediately prior to the tender/exchange offers settled on March 29, 2024 (the “Offers”); provided, that, after giving effect to shares of Common Stock purchased or exchanged in the Offers (including any forfeitures prior to the Effective Date of this amended and restated Plan) (i) 5,141,136 shares of Common Stock (the “Share Reserve”), shall be available for all awards under this Plan to directors, officers, employees and other service providers of the Company and its Subsidiaries, (ii) 2,232,504 shares of Common Stock are subject to purchase pursuant to the Offers and (iii) the remaining 1,030,387 shares of Common Stock are subject to exchange for Preferred Stock pursuant to the Offers. As of the Effective Date of the amended and restated Plan, 2,266,366 shares of Common Stock covered by the Share Reserve are unissued and available for grant under the Plan.

(b) Recycling of Shares. To the extent that shares of Common Stock subject to an outstanding Agreement granted under this Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Agreement, such shares shall again be available under this Plan; provided, however, that if such Agreement, or any award granted thereunder, is forfeited due to a failure to meet certain Performance Measures specified in the applicable Agreement, such forfeited shares of Common Stock underlying an award shall not be available for reissuance under this Plan unless they are designated as Recyclable Awards in the applicable Agreement.

(c) Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. From time to time, the Board and/or appropriate officers of the Company shall take whatever actions are necessary, including filing required documents with governmental authorities and/or stock exchanges, so as to make shares available for issuance pursuant to the Plan.

II RESTRICTED STOCK UNIT AWARDS

2.1 Restricted Stock Unit Awards. The Committee may, in its discretion, grant Restricted Stock Unit Awards to such eligible persons as may be selected by the Committee. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and/or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof (or other consideration, if applicable) and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents. Unless otherwise set forth in an Agreement, any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

2.2 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

III GENERAL

3.1 Effective Date and Term of Plan.

(a) Effective Date. The Original Plan was effective as of June 1, 2021 and this amended and restated Plan shall be effective upon approval by the Board.

(b) Timing of Awards; Termination of Plan. Awards hereunder may be made at any time prior to the termination of this Plan. This Plan shall terminate as of the tenth anniversary of its effective date, unless terminated earlier by the Board as described in Section below. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

3.2 Amendment or Termination of Plan. The Board may amend or terminate this Plan, provided that no amendment or termination may materially adversely affect any outstanding award without the express written consent of the Participant (or his or her beneficiary or successor, as the case may be).

3.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement. Each Participant must agree to join and become a party to the Stockholders Agreement in order to receive shares of Common Stock subject to an award.

3.4 Permitted Transfers. An award shall not be transferable by a Participant except that all or a portion of an award may be transferred (i) in accordance with any beneficiary designation made by the Participant in accordance with Section 3.5 hereof or, in the absence thereof, by will or the laws of descent and distribution, or (ii) directly or indirectly, in a single transaction or a series of transactions, to his or her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law or any of them (including adoptive relationships), one or more trusts for the benefit of some or all of such individuals and/or the Participant, or one or more partnerships or limited liability companies in which some or all of such individuals and/or the Participant are the only partners or members.

3.5 Beneficiary. A Participant may file with the Board a written designation of a beneficiary for bona fide estate planning purposes on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation, in each case, subject to the Board’s written consent, not to be unreasonably withheld. Any amount otherwise payable to the Participant after his or her death shall, if such designation is then in effect, be paid to the beneficiary. If no beneficiary is designated or no designated beneficiary survives the Participant and an amount becomes payable to the Participant after his or her death, the Participant’s estate shall be deemed to be the Participant’s beneficiary.

3.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company may withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date on which an obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash, which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means (or by other means that the Committee deems appropriate): (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock, which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash, which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; or (D) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award or otherwise permitted by the Committee. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the maximum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

3.7 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Committee may, as a condition to the grant of any award, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company.

3.8 Adjustment. If, after the date this Plan becomes effective under Section 3.1(a), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting the Common Stock, then, consistent with the applicable provisions of the Code and to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall, in a manner the Committee considers equitable and in good faith, adjust the aggregate number of shares available for awards or subject to outstanding awards, the number of shares, other limitations applicable to outstanding or subsequently granted awards, and any other factors, limits, or terms affecting any outstanding or subsequently granted awards, including, for the avoidance of doubt, the Performance Measures.

3.9 Sale of the Company. The award Agreement shall set forth any terms regarding potential accelerated vesting in the event of a Sale of the Company. In the event of a Sale of the Company, the Committee may, in its sole discretion, and on such terms and subject to such conditions as it deems appropriate, cause this Plan and any outstanding awards under this Plan, in whole or in part, to be assumed by the surviving entity or its parent or to be substituted by the surviving entity or its parent for awards with substantially the same terms for such outstanding awards. In connection with any Sale of the Company, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) be subject to any earn-outs, purchase price adjustments, holdbacks, escrows and other contingent payments on the terms set forth in the definitive transaction agreement, (ii) be subject to all indemnification and other obligations of the Company’s equityholders in connection with such transaction, (iii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy, and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iv) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the foregoing or the treatment of the Participant’s awards.

3.10 Public Listing Transactions. In the event the Company elects to pursue a future public equity offering, direct equity listing, or other public-equity listing transaction (e.g., a SPAC merger), (a “Public Listing Transaction”), the Participant shall be subject to any lock-up provisions and other requirements as the Company may reasonably specify, and shall not sell or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of such Public Listing Transaction as the Company shall reasonably specify. If requested by the underwriters engaged by the Company, the Participant shall execute a separate letter confirming his or her agreement to comply with this Section 3.10.

3.11 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof (or other consideration, if applicable), upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

3.12 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder. The grant of an award hereunder shall not confer upon the holder the right to receive any future or other awards under the Plan, whether or not awards may be granted to similarly situated holders, or the right to receive future awards upon the same terms or conditions as previously granted.

3.13 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company, which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

3.14 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock (or other consideration, if applicable) delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

3.15 Governing Law/Venue. This Plan, each award hereunder and the related Agreements shall be construed and enforced in accordance with the laws of the State of Delaware. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts.

3.16 Severability and Reformation. If any provision of this Plan or any award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of this Plan and any such award shall remain in full force and effect.

3.17 Unfunded Status of Awards; No Trust of Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither this Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such affiliate.

3.18 Plan Headings/Interpretation. The headings in this Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof. The term “including” means “including without limitation”. The term “or” means “and/or” unless clearly indicated otherwise. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise. If the context requires, words of one gender when used in the Plan or an award Agreement shall include the other and words used in the singular or plural shall include the other.

3.19 Successors and Assignee. This Plan shall be binding on all successors and assigns of the Company and any Participant in this Plan, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

The Board previously adopted the Tailored Brands, Inc. 2021 Equity Incentive Plan on June 1, 2021 (as amended, the “Original Plan”). This Tailored Brands, Inc. Amended and Restated 2021 Equity Incentive Plan is adopted by the Board on December 17, 2024 and amends and restates the Original Plan in its entirety.

11